Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 20, 2025
FOR MORE INFORMATION CONTACT:
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Amy Yuhn, Executive Vice President, Communications
(847) 939-9591
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record net income of $600.8 million, or $8.25 per diluted common share, for the first nine months of 2025, compared to net income of $509.7 million, or $7.67 per diluted common share for the same period of 2024. Pre-tax, pre-provision income (non-GAAP) for the first nine months of the year totaled a record $884.1 million, compared to $778.1 million for the first nine months of 2024.

The Company recorded record quarterly net income of $216.3 million, or $2.78 per diluted common share, for the third quarter of 2025, compared to net income of $195.5 million, or $2.78 per diluted common share for the second quarter of 2025. Excluding the one-time Preferred Stock impact discussed below, the earnings per diluted common share (non-GAAP) was $3.06 for the third quarter of 2025. Pre-tax, pre-provision income (non-GAAP) for the third quarter of 2025 totaled a record $317.8 million, as compared to $289.3 million for the second quarter of 2025.

Timothy S. Crane, President and Chief Executive Officer, commented, “We continued to build on the momentum established in our record first half of the year with record net income, net interest income, strong balance sheet growth and prudent management of net interest margin.”

Additionally, Mr. Crane noted, “Net interest margin in the third quarter remained within our expected range at 3.50% and we recognized record net interest income driven by strong average earning asset growth. We anticipate that a relatively stable net interest margin and continued balance sheet growth will contribute to net interest income expansion in the fourth quarter.”

Highlights of the third quarter of 2025:
Comparative information to the second quarter of 2025, unless otherwise noted

•Total loans increased by $1.0 billion, or 8% annualized.
•Total deposits increased by $894.6 million, or 6% annualized.
•Total assets increased by $646.3 million, or 4% annualized.
•Earnings per diluted common share of $2.78 in the third quarter of 2025 was impacted by one-time recognition of prior issuance costs related to Preferred Stock Series D and Preferred Stock Series E ($14.0 million, or $0.21 per diluted common share) as well as the excess dividend amount related to one-time extended first dividend period on Preferred Stock Series F ($4.9 million, or $0.07 per diluted common share).
◦The Preferred Stock Series D and E were redeemed on July 15, 2025.
•Net interest income increased to $567.0 million in the third quarter of 2025, up $20.3 million from $546.7 million in the second quarter of 2025, driven by strong average earning asset growth.
◦Net interest margin was 3.48% (3.50% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2025 was in line with our guidance.
•Non-interest income was impacted by the following:
◦Net gains on investment securities totaled $3.0 million in the third quarter of 2025, compared to net gains of approximately $650,000 in the second quarter of 2025.

•Provision for credit losses totaled $21.8 million in the third quarter of 2025, compared to a provision for credit losses of $22.2 million in the second quarter of 2025.
•Net charge-offs totaled $24.6 million, or 19 basis points of average total loans on an annualized basis, in the third quarter of 2025 compared to $13.3 million, or 11 basis points of average total loans on an annualized basis, in the second quarter of 2025.
•Non-performing loans improved in the third quarter of 2025 and totaled $162.6 million and comprised 0.31% of total loans at September 30, 2025, as compared to $188.8 million and 0.37% of total loans at June 30, 2025.

Mr. Crane noted, “Strong loan growth in the third quarter totaled $1.0 billion, or 8% on an annualized basis. We are pleased with the diversified nature of our loan growth across all major loan portfolios. Loan pipelines remain strong and we continue to expect loan growth in the mid-to-high single digits for the remainder of the year. We remain disciplined in our evaluation of credit opportunities, ensuring that loan growth aligns with our conservative credit standards. Strong deposit growth totaled $894.6 million, or 6% on an annualized basis, in the third quarter of 2025. Our loan growth was funded by our deposit growth in the third quarter of 2025 resulting in our loans-to-deposits ratio ending the quarter at 91.8%.”

Commenting on credit quality, Mr. Crane stated, “Disciplined credit management, supported by thorough portfolio reviews, has driven consistent positive outcomes through early identification and resolution of problem credits. We continue to be conservative and disciplined in our underwriting to maintain our strong credit standards. We believe the Company’s reserves are appropriate and we remain committed to sustaining high credit quality as evidenced by our low levels of net charge-offs and non-performing loans as well as our core loan allowance for credit losses of 1.34%.”

In summary, Mr. Crane concluded, “We are proud of our third quarter performance and record results year to date. Building on the strong loan growth achieved in the third quarter, we are well positioned to sustain momentum and deliver continued revenue expansion as we close out 2025. We continue to leverage our strong customer relationships and differentiated market positioning to enhance our long-term franchise value as evidenced by deposit market share gains across our major markets, including moving into the third position in total deposit market share in Illinois and solid gains in Wisconsin and west Michigan. We remain focused on delivering our differentiated customer experience to drive better results for our customers and value for our shareholders.”

* * *

The graphs shown on pages 3-7 illustrate certain financial highlights of the third quarter of 2025 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$225
$200
$175
$150
$125
$100
$75
$50
$170.0
$185.4
$189.0
$195.5
$216.3
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$340
$320
$300
$280
$260
$240
$220
$200
$180
$160
$140
$255.0
$270.1
$277.0
$289.3
$317.8
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q3 2025 compared to Q2 2025
$ in Millions
$325
$300
$275
$250
$225
$289.3
$20.3
$0.4
$1.3
$2.3
$2.7
$1.5
$1.8
$(1.8)
$317.8
Q2 2025
Net Interest Income
Wealth Management Revenue
Mortgage Banking
Gains (losses) on investment securities, net
All Other Non-Interest Income
Software and Equipment
Professional Fees
All Other Non-Interest Expense
Q3 2025

Net Interest Income and Net Interest Margin ("NIM")
$ in Millions
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$502.6
$525.1
$526.5
$546.7
$567.0
3.51%
3.51%
3.56%
3.54%
3.50%
3.49%
3.49%
3.54%
3.52%
3.48%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
NIM (GAAP)
NIM, fully taxable-equivalent (non-GAAP)
Net Interest Income

Total Assets
1 Year Growth Rate of 9%
$72.0
$70.0
$68.0
$66.0
$64.0
$62.0
$60.0
$58.0
$56.0
$54.0
$ in Billions
$63.8
$64.9
$65.9
$69.0
$69.6
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Total Loans
1 Year Growth Rate of 11%
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$38.0
$ in Billions
$47.1
$48.1
$48.7
$51.0
$52.1
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Total Deposits
1 Year Growth Rate of 10%
$ in Billions
$58.0
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$51.4
$52.5
$53.6
$55.8
$56.7
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Total Shareholders' Equity
1 Year Growth Rate of 9%
$ in Billions
$7.5
$7.0
$6.5
$6.0
$5.5
$5.0
$4.5
$4.0
$6.4
$6.3
$6.6
$7.2
$7.0
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

*On May 22, 2025, the Company completed the issuance of $425 million of Series F Preferred Stock. The issuance was in contemplation of redeeming $412.5 million of Series D and Series E Preferred Stock that was expected to reprice at rates higher than existing market rates. The Series D and Series E Preferred Stock were redeemed on July 15, 2025.

Non-Performing Assets as a percentage of Total Assets
1.00%
0.75%
0.50%
0.25%
0.00%
0.30%
0.30%
0.30%
0.31%
0.27%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans
1.00%
0.75%
0.50%
0.25%
0.00%
0.23%
0.13%
0.11%
0.11%
0.19%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $646.3 million in the third quarter of 2025 compared to the second quarter of 2025. Total loans increased by $1.0 billion compared to the second quarter of 2025. The increase in loans was driven by growth across all major loan portfolios.

Total liabilities increased by $826.3 million in the third quarter of 2025 compared to the second quarter of 2025, driven by a $894.6 million increase in total deposits. Strong organic deposit growth in the third quarter of 2025 was driven by our diverse deposit product offerings. Non-interest bearing deposit balances have remained stable in recent quarters. The Company's loans-to-deposits ratio ended the quarter at 91.8%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the third quarter of 2025, net interest income totaled $567.0 million, an increase of $20.3 million compared to the second quarter of 2025. The $20.3 million increase in net interest income in the third quarter of 2025 was primarily due to average earning asset growth of $2.4 billion, or 15% annualized.

Net interest margin was 3.48% (3.50% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2025, down four basis points compared to the second quarter of 2025. The yield on earning assets declined three basis points during the third quarter of 2025 primarily due to a four basis point decrease in loan yields. Funding cost on interest-bearing deposits increased by one basis point compared to the second quarter of 2025. The net free funds contribution in the third quarter of 2025 remained unchanged compared to the second quarter of 2025.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $454.6 million as of September 30, 2025, a slight decrease from $457.5 million as of June 30, 2025. A provision for credit losses totaling $21.8 million was recorded for the third quarter of 2025 compared to $22.2 million recorded in the second quarter of 2025. The provision for credit losses recognized in the third quarter of 2025 reflects stable credit quality and an improved macroeconomic forecast. However, given future economic performance remains uncertain, qualitative additions were made to the provision related to credit spreads. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of September 30, 2025, June 30, 2025, and March 31, 2025 is shown on Table 12 of this report.

Net charge-offs totaled $24.6 million in the third quarter of 2025, an increase of $11.3 million compared to $13.3 million of net charge-offs in the second quarter of 2025. Net charge-offs as a percentage of average total loans were 19 basis points in the third quarter of 2025 on an annualized basis compared to 11 basis points on an annualized basis in the second quarter of 2025. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s loan portfolio delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets and non-performing loans have improved compared to prior quarters. Non-performing assets totaled $187.5 million and comprised 0.27% of total assets as of September 30, 2025, as compared to $212.5 million, or 0.31% of total assets, as of June 30, 2025. Non-performing loans totaled $162.6 million and comprised 0.31% of total loans at September 30, 2025, as compared to $188.8 million and 0.37% of total loans at June 30, 2025. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Non-interest income totaled $130.8 million in the third quarter of 2025, increasing $6.7 million, compared to $124.1 million in the second quarter of 2025.

Wealth management revenue increased by approximately $367,000 in the third quarter of 2025, compared to the second quarter of 2025. The increase in the third quarter of 2025 was primarily driven by an increase in asset valuations within the quarter, coupled with an increase in brokerage revenue related to higher transactional business. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue totaled $24.5 million in the third quarter of 2025, compared to $23.2 million in the second quarter of 2025. The increase in the third quarter of 2025 was primarily attributed to higher production revenue. For more information regarding mortgage banking revenue, see Table 16 in this report.

The Company recognized approximately $3.0 million in net gains on investment securities in the third quarter of 2025 compared to approximately $650,000 in net gains in the second quarter of 2025. The net gains in the third quarter of 2025 were primarily the result of unrealized gains on the Company’s equity investment securities with a readily determinable fair value.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Non-interest expense totaled $380.0 million in the third quarter of 2025, decreasing $1.5 million, compared to $381.5 million in the second quarter of 2025. Non-interest expense, as a percent of average assets, decreased in the third quarter of 2025 to 2.21%.

Professional fees expense totaled $7.5 million in the third quarter of 2025, resulting in a decrease of $1.8 million as compared to the second quarter of 2025. The decrease in the current quarter relates primarily to lower consulting services. Professional fees include legal, audit, and tax fees, external loan review costs, consulting arrangement and normal regulatory exam assessments.

The Macatawa Bank acquisition-related costs were approximately $471,000 in the third quarter of 2025, compared to $2.9 million in the second quarter of 2025.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $79.8 million in the third quarter of 2025 compared to $71.6 million in the second quarter of 2025. The effective tax rates were 27.0% in the third quarter of 2025 compared to 26.8% in the second quarter of 2025.

BUSINESS SUMMARY

Community Banking

Through community banking, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2025, community banking increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $24.5 million for the third quarter of 2025, an increase of $1.3 million compared to the second quarter of 2025. See Table 16 for more detail. Service charges on deposit accounts totaled $19.8 million in the third quarter of 2025 as compared to $19.5 million in the second quarter of 2025. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of September 30, 2025 indicating momentum for expected continued loan growth in the fourth quarter of 2025.

Specialty Finance

Through specialty finance, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were $5.5 billion during the third quarter of 2025. Average balances increased by $945.4 million, as compared to the second quarter of 2025. The Company’s leasing divisions’ portfolio balances increased in the third quarter of 2025, with capital leases, loans, and equipment on operating leases of $2.8 billion, $1.2 billion, and $301.0 million as of September 30, 2025, respectively, compared to $2.8 billion, $1.2 billion, and $289.8 million as of June 30, 2025, respectively. Revenues from the Company’s out-sourced administrative services business were $1.2 million in the third quarter of 2025, which was relatively stable compared to the second quarter of 2025.

Wealth Management

Through wealth management, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. Wealth management revenue totaled $37.2 million in the third quarter of 2025, an increase as compared to the second quarter of 2025. At September 30, 2025, the Company’s wealth management subsidiaries had approximately $55.1 billion of assets under administration, which included $8.8 billion of assets owned by the Company and its subsidiary banks.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the third quarter of 2025, as compared to the second quarter of 2025 (sequential quarter) and third quarter of 2024 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 2nd Quarter 2025	% or basis point (bp) change from 3rd Quarter 2024
	Three Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024
Net income	$216,254	$195,527	$170,001	11%	27%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	317,809	289,322	255,043	10	25
Net income per common share – Diluted	2.78	2.78	2.47	—	13
Cash dividends declared per common share	0.50	0.50	0.45	—	11
Net revenue (3)	697,837	670,783	615,730	4	13
Net interest income	567,010	546,694	502,583	4	13
Net interest margin	3.48%	3.52%	3.49%	(4) bps	(1) bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.50	3.54	3.51	(4)	(1)
Net overhead ratio (4)	1.45	1.57	1.62	(12)	(17)
Return on average assets	1.26	1.19	1.11	7	15
Return on average common equity	11.58	12.07	11.63	(49)	(5)
Return on average tangible common equity (non-GAAP) (2)	13.74	14.44	13.92	(70)	(18)
At end of period
Total assets	$69,629,638	$68,983,318	$63,788,424	4%	9%
Total loans (5)	52,063,482	51,041,679	47,067,447	8	11
Total deposits	56,711,381	55,816,811	51,404,966	6	10
Total shareholders’ equity	7,045,757	7,225,696	6,399,714	(10)	10
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Selected Financial Condition Data (at end of period):
Total assets	$69,629,638	$68,983,318	$65,870,066	$64,879,668	$63,788,424
Total loans (1)	52,063,482	51,041,679	48,708,390	48,055,037	47,067,447
Total deposits	56,711,381	55,816,811	53,570,038	52,512,349	51,404,966
Total shareholders’ equity	7,045,757	7,225,696	6,600,537	6,344,297	6,399,714
Selected Statements of Income Data:
Net interest income	$567,010	$546,694	$526,474	$525,148	$502,583	$1,640,178	$1,437,387
Net revenue (2)	697,837	670,783	643,108	638,599	615,730	2,011,728	1,812,261
Net income	216,254	195,527	189,039	185,362	170,001	600,820	509,683
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	317,809	289,322	277,018	270,060	255,043	884,149	778,076
Net income per common share – Basic	2.82	2.82	2.73	2.68	2.51	8.37	7.79
Net income per common share – Diluted	2.78	2.78	2.69	2.63	2.47	8.25	7.67
Cash dividends declared per common share	0.50	0.50	0.50	0.45	0.45	1.50	1.35
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.48%	3.52%	3.54%	3.49%	3.49%	3.51%	3.52%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.50	3.54	3.56	3.51	3.51	3.53	3.54
Non-interest income to average assets	0.76	0.76	0.74	0.71	0.74	0.75	0.86
Non-interest expense to average assets	2.21	2.32	2.32	2.31	2.36	2.28	2.38
Net overhead ratio (4)	1.45	1.57	1.58	1.60	1.62	1.53	1.52
Return on average assets	1.26	1.19	1.20	1.16	1.11	1.22	1.17
Return on average common equity	11.58	12.07	12.21	11.82	11.63	11.94	12.52
Return on average tangible common equity (non-GAAP) (3)	13.74	14.44	14.72	14.29	13.92	14.28	14.69
Average total assets	$68,303,036	$65,840,345	$64,107,042	$63,594,105	$60,915,283	$66,098,845	$58,014,347
Average total shareholders’ equity	6,955,543	6,862,040	6,460,941	6,418,403	5,990,429	6,761,319	5,628,346
Average loans to average deposits ratio	92.5%	93.0%	92.3%	91.9%	93.8%	92.6%	94.5%
Period-end loans to deposits ratio	91.8	91.4	90.9	91.5	91.6
Common Share Data at end of period:
Market price per common share	$132.44	$123.98	$112.46	$124.71	$108.53
Book value per common share	98.87	95.43	92.47	89.21	90.06
Tangible book value per common share (non-GAAP) (3)	85.39	81.86	78.83	75.39	76.15
Common shares outstanding	66,961,209	66,937,732	66,919,325	66,495,227	66,481,543
Other Data at end of period:
Common equity to assets ratio	9.5%	9.3%	9.4%	9.1%	9.4%
Tangible common equity ratio (non-GAAP) (3)	8.3	8.0	8.1	7.8	8.1
Tier 1 leverage ratio (5)	9.5	10.2	9.6	9.4	9.6
Risk-based capital ratios:
Tier 1 capital ratio (5)	10.9	11.5	10.8	10.7	10.6
Common equity tier 1 capital ratio (5)	10.2	10.0	10.1	9.9	9.8
Total capital ratio (5)	12.4	13.0	12.5	12.3	12.2
Allowance for credit losses (6)	$454,586	$457,461	$448,387	$437,060	$436,193
Allowance for loan and unfunded lending-related commitment losses to total loans	0.87%	0.90%	0.92%	0.91%	0.93%
Number of:
Bank subsidiaries	16	16	16	16	16
Banking offices	208	208	208	205	203
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$565,406	$695,501	$616,216	$452,017	$725,465
Federal funds sold and securities purchased under resale agreements	63	63	63	6,519	5,663
Interest-bearing deposits with banks	3,422,452	4,569,618	4,238,237	4,409,753	3,648,117
Available-for-sale securities, at fair value	5,274,124	4,885,715	4,220,305	4,141,482	3,912,232
Held-to-maturity securities, at amortized cost	3,438,406	3,502,186	3,564,490	3,613,263	3,677,420
Trading account securities	—	—	—	4,072	3,472
Equity securities with readily determinable fair value	63,445	273,722	270,442	215,412	125,310
Federal Home Loan Bank and Federal Reserve Bank stock	282,755	282,087	281,893	281,407	266,908
Brokerage customer receivables	—	—	—	18,102	16,662
Mortgage loans held-for-sale, at fair value	333,883	299,606	316,804	331,261	461,067
Loans, net of unearned income	52,063,482	51,041,679	48,708,390	48,055,037	47,067,447
Allowance for loan losses	(386,622)	(391,654)	(378,207)	(364,017)	(360,279)
Net loans	51,676,860	50,650,025	48,330,183	47,691,020	46,707,168
Premises, software and equipment, net	775,425	776,324	776,679	779,130	772,002
Lease investments, net	301,000	289,768	280,472	278,264	270,171
Accrued interest receivable and other assets	1,614,674	1,610,025	1,598,255	1,739,334	1,721,090
Receivable on unsettled securities sales	978,209	240,039	463,023	—	551,031
Goodwill	797,639	798,144	796,932	796,942	800,780
Other acquisition-related intangible assets	105,297	110,495	116,072	121,690	123,866
Total assets	$69,629,638	$68,983,318	$65,870,066	$64,879,668	$63,788,424
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$10,952,146	$10,877,166	$11,201,859	$11,410,018	$10,739,132
Interest-bearing	45,759,235	44,939,645	42,368,179	41,102,331	40,665,834
Total deposits	56,711,381	55,816,811	53,570,038	52,512,349	51,404,966
Federal Home Loan Bank advances	3,151,309	3,151,309	3,151,309	3,151,309	3,171,309
Other borrowings	579,328	625,392	529,269	534,803	647,043
Subordinated notes	298,536	298,458	298,360	298,283	298,188
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Payable on unsettled securities sales	—	39,105	—	—	—
Accrued interest payable and other liabilities	1,589,761	1,572,981	1,466,987	1,785,061	1,613,638
Total liabilities	62,583,881	61,757,622	59,269,529	58,535,371	57,388,710
Shareholders’ Equity:
Preferred stock	425,000	837,500	412,500	412,500	412,500
Common stock	67,042	67,025	67,007	66,560	66,546
Surplus	2,521,306	2,495,637	2,494,347	2,482,561	2,470,228
Treasury stock	(9,150)	(9,156)	(9,156)	(6,153)	(6,098)
Retained earnings	4,356,367	4,200,923	4,045,854	3,897,164	3,748,715
Accumulated other comprehensive loss	(314,808)	(366,233)	(410,015)	(508,335)	(292,177)
Total shareholders’ equity	7,045,757	7,225,696	6,600,537	6,344,297	6,399,714
Total liabilities and shareholders’ equity	$69,629,638	$68,983,318	$65,870,066	$64,879,668	$63,788,424

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Interest income
Interest and fees on loans	$832,140	$797,997	$768,362	$789,038	$794,163	$2,398,499	$2,254,316
Mortgage loans held-for-sale	4,757	4,872	4,246	5,623	6,233	13,875	15,813
Interest-bearing deposits with banks	34,992	34,317	36,766	46,256	32,608	106,075	68,997
Federal funds sold and securities purchased under resale agreements	75	276	179	53	277	530	313
Investment securities	86,426	78,053	72,016	67,066	69,592	236,495	209,049
Trading account securities	—	—	11	6	11	11	42
Federal Home Loan Bank and Federal Reserve Bank stock	5,444	5,393	5,307	5,157	5,451	16,144	14,903
Brokerage customer receivables	—	—	78	302	269	78	663
Total interest income	963,834	920,908	886,965	913,501	908,604	2,771,707	2,564,096
Interest expense
Interest on deposits	355,846	333,470	320,233	346,388	362,019	1,009,549	997,254
Interest on Federal Home Loan Bank advances	26,007	25,724	25,441	26,050	26,254	77,172	73,099
Interest on other borrowings	6,887	6,957	6,792	7,519	9,013	20,636	26,961
Interest on subordinated notes	3,717	3,735	3,714	3,733	3,712	11,166	14,384
Interest on junior subordinated debentures	4,367	4,328	4,311	4,663	5,023	13,006	15,011
Total interest expense	396,824	374,214	360,491	388,353	406,021	1,131,529	1,126,709
Net interest income	567,010	546,694	526,474	525,148	502,583	1,640,178	1,437,387
Provision for credit losses	21,768	22,234	23,963	16,979	22,334	67,965	84,068
Net interest income after provision for credit losses	545,242	524,460	502,511	508,169	480,249	1,572,213	1,353,319
Non-interest income
Wealth management	37,188	36,821	34,042	38,775	37,224	108,051	107,452
Mortgage banking	24,451	23,170	20,529	20,452	15,974	68,150	72,761
Service charges on deposit accounts	19,825	19,502	19,362	18,864	16,430	58,689	46,787
Gains (losses) on investment securities, net	2,972	650	3,196	(2,835)	3,189	6,818	233
Fees from covered call options	5,619	5,624	3,446	2,305	988	14,689	7,891
Trading gains (losses), net	172	151	(64)	(113)	(130)	259	617
Operating lease income, net	15,466	15,166	15,287	15,327	15,335	45,919	43,383
Other	25,134	23,005	20,836	20,676	24,137	68,975	95,750
Total non-interest income	130,827	124,089	116,634	113,451	113,147	371,550	374,874
Non-interest expense
Salaries and employee benefits	219,668	219,541	211,526	212,133	211,261	650,735	604,975
Software and equipment	35,027	36,522	34,717	34,258	31,574	106,266	88,536
Operating lease equipment	10,409	10,757	10,471	10,263	10,518	31,637	32,035
Occupancy, net	20,809	20,228	20,778	20,597	19,945	61,815	58,616
Data processing	11,329	12,110	11,274	10,957	9,984	34,713	28,779
Advertising and marketing	19,027	18,761	12,272	13,097	18,239	50,060	48,715
Professional fees	7,465	9,243	9,044	11,334	9,783	25,752	29,303
Amortization of other acquisition-related intangible assets	5,196	5,580	5,618	5,773	4,042	16,394	6,322
FDIC insurance	11,418	10,971	10,926	10,640	10,512	33,315	35,478
Other real estate owned (“OREO”) expenses, net	262	505	643	397	(938)	1,410	(805)
Other	39,418	37,243	38,821	39,090	35,767	115,482	102,231
Total non-interest expense	380,028	381,461	366,090	368,539	360,687	1,127,579	1,034,185
Income before taxes	296,041	267,088	253,055	253,081	232,709	816,184	694,008
Income tax expense	79,787	71,561	64,016	67,719	62,708	215,364	184,325
Net income	$216,254	$195,527	$189,039	$185,362	$170,001	$600,820	$509,683
Preferred stock dividends	13,295	6,991	6,991	6,991	6,991	27,277	20,973
Preferred stock redemption	14,046	—	—	—	—	14,046	—
Net income applicable to common shares	$188,913	$188,536	$182,048	$178,371	$163,010	$559,497	$488,710
Net income per common share - Basic	$2.82	$2.82	$2.73	$2.68	$2.51	$8.37	$7.79
Net income per common share - Diluted	$2.78	$2.78	$2.69	$2.63	$2.47	$8.25	$7.67
Cash dividends declared per common share	$0.50	$0.50	$0.50	$0.45	$0.45	$1.50	$1.35
Weighted average common shares outstanding	66,952	66,931	66,726	66,491	64,888	66,871	62,743
Dilutive potential common shares	1,028	888	923	1,233	1,053	945	934
Average common shares and dilutive common shares	67,980	67,819	67,649	67,724	65,941	67,816	63,677

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025 (2)	Sep 30, 2024
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$211,360	$192,633	$181,580	$189,774	$314,693	39%	(33)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	122,523	106,973	135,224	141,487	146,374	58	(16)
Total mortgage loans held-for-sale	$333,883	$299,606	$316,804	$331,261	$461,067	45%	(28)%

Core loans:
Commercial
Commercial and industrial	$7,135,083	$7,028,247	$6,871,206	$6,867,422	$6,774,683	6%	5%
Asset-based lending	1,588,522	1,663,693	1,701,962	1,611,001	1,709,685	(18)	(7)
Municipal	804,986	771,785	798,646	826,653	827,125	17	(3)
Leases	2,834,563	2,757,331	2,680,943	2,537,325	2,443,721	11	16
Commercial real estate
Residential construction	60,923	59,027	55,849	48,617	73,088	13	(17)
Commercial construction	2,273,545	2,165,263	2,086,797	2,065,775	1,984,240	20	15
Land	323,685	304,827	306,235	319,689	346,362	25	(7)
Office	1,578,208	1,601,208	1,641,555	1,656,109	1,675,286	(6)	(6)
Industrial	2,912,547	2,824,889	2,677,555	2,628,576	2,527,932	12	15
Retail	1,478,861	1,452,351	1,402,837	1,374,655	1,404,586	7	5
Multi-family	3,306,597	3,200,578	3,091,314	3,125,505	3,193,339	13	4
Mixed use and other	1,684,841	1,683,867	1,652,759	1,685,018	1,588,584	0	6
Home equity	484,202	466,815	455,683	445,028	427,043	15	13
Residential real estate
Residential real estate loans for investment	4,019,046	3,814,715	3,561,417	3,456,009	3,252,649	21	24
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	75,088	80,800	86,952	114,985	92,355	(28)	(19)
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	49,736	53,267	36,790	41,771	43,034	(26)	16
Total core loans	$30,610,433	$29,928,663	$29,108,500	$28,804,138	$28,363,712	9%	8%

Niche loans:
Commercial
Franchise	$1,298,140	$1,286,265	$1,262,555	$1,268,521	$1,191,686	4%	9%
Mortgage warehouse lines of credit	1,204,661	1,232,530	1,019,543	893,854	750,462	(9)	61
Community Advantage - homeowners association	537,696	526,595	525,492	525,446	501,645	8	7
Insurance agency lending	1,140,691	1,120,985	1,070,979	1,044,329	1,048,686	7	9
Premium Finance receivables
U.S. property & casualty insurance	7,502,901	7,378,340	6,486,663	6,447,625	6,253,271	7	20
Canada property & casualty insurance	863,391	944,836	753,199	824,417	878,410	(34)	(2)
Life insurance	8,758,553	8,506,960	8,365,140	8,147,145	7,996,899	12	10
Consumer and other	147,016	116,505	116,319	99,562	82,676	104	78
Total niche loans	$21,453,049	$21,113,016	$19,599,890	$19,250,899	$18,703,735	6%	15%

Total loans, net of unearned income	$52,063,482	$51,041,679	$48,708,390	$48,055,037	$47,067,447	8%	11%
(1)NM - Not Meaningful.
(2)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2025 (1)	Sep 30, 2024
Balance:
Non-interest-bearing	$10,952,146	$10,877,166	$11,201,859	$11,410,018	$10,739,132	3%	2%
NOW and interest-bearing demand deposits	6,710,919	6,795,725	6,340,168	5,865,546	5,466,932	(5)	23
Wealth management deposits (2)	1,600,735	1,595,764	1,408,790	1,469,064	1,303,354	1	23
Money market	20,270,382	19,556,041	18,074,733	17,975,191	17,713,726	14	14
Savings	6,758,743	6,659,419	6,576,251	6,372,499	6,183,249	6	9
Time certificates of deposit	10,418,456	10,332,696	9,968,237	9,420,031	9,998,573	3	4
Total deposits	$56,711,381	$55,816,811	$53,570,038	$52,512,349	$51,404,966	6%	10%
Mix:
Non-interest-bearing	19%	19%	21%	22%	21%
NOW and interest-bearing demand deposits	12	12	12	11	11
Wealth management deposits (2)	3	3	3	3	3
Money market	36	35	34	34	34
Savings	12	12	12	12	12
Time certificates of deposit	18	19	18	18	19
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of September 30, 2025

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$4,450,481	3.83%
4-6 months	3,165,121	3.72
7-9 months	1,489,181	3.64
10-12 months	973,156	3.79
13-18 months	196,146	3.13
19-24 months	79,669	3.00
24+ months	64,702	3.00
Total	$10,418,456	3.74%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2025	2025	2025	2024	2024
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,276,683	$3,308,199	$3,520,048	$3,934,016	$2,413,728
Investment securities (2)	9,377,930	8,801,560	8,409,735	8,090,271	8,276,576
FHLB and FRB stock (3)	282,338	282,001	281,702	271,825	263,707
Liquidity management assets (4)	$12,936,951	$12,391,760	$12,211,485	$12,296,112	$10,954,011
Other earning assets (4) (5)	—	—	13,140	20,528	17,542
Mortgage loans held-for-sale	295,365	310,534	286,710	378,707	376,251
Loans, net of unearned income (4) (6)	51,403,566	49,517,635	47,833,380	47,153,014	45,920,586
Total earning assets (4)	$64,635,882	$62,219,929	$60,344,715	$59,848,361	$57,268,390
Allowance for loan and investment security losses	(410,681)	(398,685)	(375,371)	(367,238)	(383,736)
Cash and due from banks	495,292	478,707	476,423	470,033	467,333
Other assets	3,582,543	3,540,394	3,661,275	3,642,949	3,563,296
Total assets	$68,303,036	$65,840,345	$64,107,042	$63,594,105	$60,915,283

NOW and interest-bearing demand deposits	$6,687,292	$6,423,050	$6,046,189	$5,601,672	$5,174,673
Wealth management deposits	1,604,142	1,552,989	1,574,480	1,430,163	1,362,747
Money market accounts	19,431,021	18,184,754	17,581,141	17,579,395	16,436,111
Savings accounts	6,723,325	6,578,698	6,479,444	6,288,727	6,096,746
Time deposits	10,319,719	9,841,702	9,406,126	9,702,948	9,598,109
Interest-bearing deposits	$44,765,499	$42,581,193	$41,087,380	$40,602,905	$38,668,386
FHLB advances (3)	3,151,310	3,151,310	3,151,309	3,160,658	3,178,973
Other borrowings	614,892	593,657	582,139	577,786	622,792
Subordinated notes	298,481	298,398	298,306	298,225	298,135
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$49,083,748	$46,878,124	$45,372,700	$44,893,140	$43,021,852
Non-interest-bearing deposits	10,791,709	10,643,798	10,732,156	10,718,738	10,271,613
Other liabilities	1,472,036	1,456,383	1,541,245	1,563,824	1,631,389
Equity	6,955,543	6,862,040	6,460,941	6,418,403	5,990,429
Total liabilities and shareholders’ equity	$68,303,036	$65,840,345	$64,107,042	$63,594,105	$60,915,283

Net free funds/contribution (7)	$15,552,134	$15,341,805	$14,972,015	$14,955,221	$14,246,538
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2025	2025	2025	2024	2024
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$35,067	$34,593	$36,945	$46,308	$32,885
Investment securities	87,101	78,733	72,706	67,783	70,260
FHLB and FRB stock (1)	5,444	5,393	5,307	5,157	5,451
Liquidity management assets (2)	$127,612	$118,719	$114,958	$119,248	$108,596
Other earning assets (2)	—	—	92	310	282
Mortgage loans held-for-sale	4,757	4,872	4,246	5,623	6,233
Loans, net of unearned income (2)	834,294	800,197	770,568	791,390	796,637
Total interest income	$966,663	$923,788	$889,864	$916,571	$911,748

Interest expense:
NOW and interest-bearing demand deposits	$40,448	$37,517	$33,600	$31,695	$30,971
Wealth management deposits	8,415	8,182	8,606	9,412	10,158
Money market accounts	169,831	155,890	146,374	159,945	167,382
Savings accounts	38,844	37,637	35,923	38,402	42,892
Time deposits	98,308	94,244	95,730	106,934	110,616
Interest-bearing deposits	$355,846	$333,470	$320,233	$346,388	$362,019
FHLB advances (1)	26,007	25,724	25,441	26,050	26,254
Other borrowings	6,887	6,957	6,792	7,519	9,013
Subordinated notes	3,717	3,735	3,714	3,733	3,712
Junior subordinated debentures	4,367	4,328	4,311	4,663	5,023
Total interest expense	$396,824	$374,214	$360,491	$388,353	$406,021

Less: Fully taxable-equivalent adjustment	(2,829)	(2,880)	(2,899)	(3,070)	(3,144)
Net interest income (GAAP) (3)	567,010	546,694	526,474	525,148	502,583
Fully taxable-equivalent adjustment	2,829	2,880	2,899	3,070	3,144
Net interest income, fully taxable-equivalent (non-GAAP) (3)	$569,839	$549,574	$529,373	$528,218	$505,727
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	4.25%	4.19%	4.26%	4.68%	5.42%
Investment securities	3.68	3.59	3.51	3.33	3.38
FHLB and FRB stock (1)	7.65	7.67	7.64	7.55	8.22
Liquidity management assets	3.91%	3.84%	3.82%	3.86%	3.94%
Other earning assets	—	—	2.84	6.01	6.38
Mortgage loans held-for-sale	6.39	6.29	6.01	5.91	6.59
Loans, net of unearned income	6.44	6.48	6.53	6.68	6.90
Total earning assets	5.93%	5.96%	5.98%	6.09%	6.33%

Rate paid on:
NOW and interest-bearing demand deposits	2.40%	2.34%	2.25%	2.25%	2.38%
Wealth management deposits	2.08	2.11	2.22	2.62	2.97
Money market accounts	3.47	3.44	3.38	3.62	4.05
Savings accounts	2.29	2.29	2.25	2.43	2.80
Time deposits	3.78	3.84	4.13	4.38	4.58
Interest-bearing deposits	3.15%	3.14%	3.16%	3.39%	3.72%
FHLB advances	3.27	3.27	3.27	3.28	3.29
Other borrowings	4.44	4.70	4.73	5.18	5.76
Subordinated notes	4.94	5.02	5.05	4.98	4.95
Junior subordinated debentures	6.83	6.85	6.90	7.32	7.88
Total interest-bearing liabilities	3.21%	3.20%	3.22%	3.44%	3.75%

Interest rate spread (2) (3)	2.72%	2.76%	2.76%	2.65%	2.58%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (4)	0.78	0.78	0.80	0.86	0.93
Net interest margin (GAAP) (3)	3.48%	3.52%	3.54%	3.49%	3.49%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (3)	3.50%	3.54%	3.56%	3.51%	3.51%
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,367,419	$1,720,387	$106,605	$69,310	4.23%	5.38%
Investment securities (2)	8,866,621	8,276,711	238,540	210,834	3.60	3.40
FHLB and FRB stock (3)	282,016	249,375	16,144	14,903	7.65	7.98
Liquidity management assets (4) (5)	$12,516,056	$10,246,473	$361,289	$295,047	3.86%	3.85%
Other earning assets (4) (5) (6)	4,332	15,966	92	715	2.84	5.98
Mortgage loans held-for-sale	297,568	338,061	13,875	15,813	6.23	6.25
Loans, net of unearned income (4) (5) (7)	49,597,938	43,963,779	2,405,059	2,261,341	6.48	6.87
Total earning assets (5)	$62,415,894	$54,564,279	$2,780,315	$2,572,916	5.96%	6.30%
Allowance for loan and investment security losses	(395,041)	(368,713)
Cash and due from banks	483,543	450,899
Other assets	3,594,449	3,367,882
Total assets	$66,098,845	$58,014,347

NOW and interest-bearing demand deposits	$6,387,859	$5,279,697	$111,565	$98,586	2.34%	2.49%
Wealth management deposits	1,577,312	1,467,886	25,203	30,913	2.14	2.81
Money market accounts	18,405,748	15,398,045	472,095	460,466	3.43	3.99
Savings accounts	6,594,716	5,923,205	112,404	123,026	2.28	2.77
Time deposits	9,859,196	8,435,172	288,282	284,263	3.91	4.50
Interest-bearing deposits	$42,824,831	$36,504,005	$1,009,549	$997,254	3.15%	3.65%
Federal Home Loan Bank advances	3,151,310	3,002,228	77,172	73,099	3.27	3.25
Other borrowings	597,016	612,627	20,636	26,961	4.62	5.88
Subordinated notes	298,396	381,813	11,166	14,384	5.00	5.03
Junior subordinated debentures	253,566	253,566	13,006	15,011	6.86	7.91
Total interest-bearing liabilities	$47,125,119	$40,754,239	$1,131,529	$1,126,709	3.21%	3.69%
Non-interest-bearing deposits	10,722,772	10,041,972
Other liabilities	1,489,635	1,589,790
Equity	6,761,319	5,628,346
Total liabilities and shareholders’ equity	$66,098,845	$58,014,347
Interest rate spread (5) (8)					2.75%	2.61%
Less: Fully taxable-equivalent adjustment			(8,608)	(8,820)	(0.02)	(0.02)
Net free funds/contribution (9)	$15,290,775	$13,810,040			0.78	0.93
Net interest income/margin (GAAP) (5)			$1,640,178	$1,437,387	3.51%	3.52%
Fully taxable-equivalent adjustment			8,608	8,820	0.02	0.02
Net interest income/margin, fully taxable-equivalent (non-GAAP) (5)			$1,648,786	$1,446,207	3.53%	3.54%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(5)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(6)Other earning assets include brokerage customer receivables and trading account securities.
(7)Loans, net of unearned income, include non-accrual loans.
(8)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(9)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Sep 30, 2025	(2.3)%	(0.8)%	0.0%	(0.4)%
Jun 30, 2025	(1.5)	(0.4)	(0.2)	(1.2)
Mar 31, 2025	(1.8)	(0.6)	(0.2)	(1.2)
Dec 31, 2024	(1.6)	(0.6)	(0.3)	(1.5)
Sep 30, 2024	1.2	1.1	0.4	(0.9)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Sep 30, 2025	(0.2)%	(0.1)%	0.1%	(0.1)%
Jun 30, 2025	0.0	0.0	(0.1)	(0.4)
Mar 31, 2025	0.2	0.2	(0.1)	(0.5)
Dec 31, 2024	(0.2)	(0.0)	0.0	(0.3)
Sep 30, 2024	1.6	1.2	0.7	0.5

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. As the current interest rate cycle progressed, management took action to reposition its sensitivity to interest rates. To this end, management has executed various derivative instruments including collars, floors and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer-term fixed-rate loans. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of September 30, 2025	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$465,635	$3,851,843	$2,154,642	$17,113	$6,489,233
Variable rate	10,054,366	743	—	—	10,055,109
Total commercial	$10,520,001	$3,852,586	$2,154,642	$17,113	$16,544,342
Commercial real estate
Fixed rate	$771,993	$2,629,379	$358,703	$68,729	$3,828,804
Variable rate	9,779,638	10,700	65	—	9,790,403
Total commercial real estate	$10,551,631	$2,640,079	$358,768	$68,729	$13,619,207
Home equity
Fixed rate	$9,470	$464	$—	$13	$9,947
Variable rate	474,255	—	—	—	474,255
Total home equity	$483,725	$464	$—	$13	$484,202
Residential real estate
Fixed rate	$17,018	$4,563	$70,142	$1,040,869	$1,132,592
Variable rate	117,542	736,051	2,157,685	—	3,011,278
Total residential real estate	$134,560	$740,614	$2,227,827	$1,040,869	$4,143,870
Premium finance receivables - property & casualty
Fixed rate	$8,275,798	$90,494	$—	$—	$8,366,292
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$8,275,798	$90,494	$—	$—	$8,366,292
Premium finance receivables - life insurance
Fixed rate	$255,894	$140,954	$4,000	$—	$400,848
Variable rate	8,357,705	—	—	—	8,357,705
Total premium finance receivables - life insurance	$8,613,599	$140,954	$4,000	$—	$8,758,553
Consumer and other
Fixed rate	$65,657	$8,660	$1,045	$853	$76,215
Variable rate	70,801	—	—	—	70,801
Total consumer and other	$136,458	$8,660	$1,045	$853	$147,016

Total per category
Fixed rate	$9,861,465	$6,726,357	$2,588,532	$1,127,577	$20,303,931
Variable rate	28,854,307	747,494	2,157,750	—	31,759,551
Total loans, net of unearned income	$38,715,772	$7,473,851	$4,746,282	$1,127,577	$52,063,482
Less: Existing cash flow hedging derivatives (1)	(5,650,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$33,065,772

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$20,295,819
12- month CMT (3)					7,284,381
Prime					3,083,193
Fed Funds					768,000
Other U.S. Treasury tenors					191,629
Other					136,529
Total variable rate					$31,759,551
(1)Excludes cash flow hedges with future effective starting dates.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

12M CMT
1M SOFR
PRIME
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
9/30/24
10/31/24
11/30/24
12/31/24
1/31/25
2/28/25
3/31/25
4/30/25
5/31/25
6/30/25
7/31/25
8/31/25
9/30/25

| | 9/30/2024 | 10/31/2024 | 11/30/2024 | 12/31/2024 | 1/31/2025 | 2/28/2025 | 3/31/2025 | 4/30/2025 | 5/31/2025 | 6/30/2025 | 7/31/2025 | 8/31/2025 | 9/30/2025 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 1M SOFR | 4.85 | 4.66 | 4.53 | 4.33 | 4.31 | 4.32 | 4.32 | 4.32 | 4.32 | 4.32 | 4.35 | 4.27 | 4.13 |
| 12M CMT | 3.98 | 4.27 | 4.30 | 4.16 | 4.17 | 4.08 | 4.03 | 3.85 | 4.11 | 3.96 | 4.10 | 3.83 | 3.68 |
| Prime | 8.00 | 8.00 | 7.75 | 7.50 | 7.50 | 7.50 | 7.50 | 7.50 | 7.50 | 7.50 | 7.50 | 7.50 | 7.25 |

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate, which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $17.5 billion tied to one-month SOFR and $7.3 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
Third Quarter 2025	(19)	bps	(28)	bps	(25)	bps
Second Quarter 2025	—		(7)		—
First Quarter 2025	(1)		(13)		—
fourth quarter 2024	(52)		18		(50)
Third Quarter 2024	(49)		(111)		(50)

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Allowance for credit losses at beginning of period	$457,461	$448,387	$437,060	$436,193	$437,560	$437,060	$427,612
Provision for credit losses - Other	21,768	22,234	23,963	16,979	6,787	67,965	68,521
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	—	—	—	15,547	—	15,547
Initial allowance for credit losses recognized on PCD assets acquired during the period	—	—	—	—	3,004	—	3,004
Other adjustments	(88)	180	4	(187)	30	96	(20)
Charge-offs:
Commercial	21,597	6,148	9,722	5,090	22,975	37,467	43,774
Commercial real estate	144	5,711	454	1,037	95	6,309	21,090
Home equity	27	111	—	—	—	138	74
Residential real estate	26	—	—	114	—	26	61
Premium finance receivables - property & casualty	6,860	6,346	7,114	13,301	7,790	20,320	24,214
Premium finance receivables - life insurance	18	—	12	—	4	30	4
Consumer and other	174	179	147	189	154	500	398
Total charge-offs	28,846	18,495	17,449	19,731	31,018	64,790	89,615
Recoveries:
Commercial	1,449	1,746	929	775	649	4,124	2,078
Commercial real estate	241	10	12	172	30	263	151
Home equity	104	30	216	194	101	350	165
Residential real estate	1	2	136	0	5	139	15
Premium finance receivables - property & casualty	2,459	3,335	3,487	2,646	3,436	9,281	8,613
Premium finance receivables - life insurance	—	—	—	—	41	—	54
Consumer and other	37	32	29	19	21	98	68
Total recoveries	4,291	5,155	4,809	3,806	4,283	14,255	11,144
Net charge-offs	(24,555)	(13,340)	(12,640)	(15,925)	(26,735)	(50,535)	(78,471)
Allowance for credit losses at period end	$454,586	$457,461	$448,387	$437,060	$436,193	$454,586	$436,193

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.49%	0.11%	0.23%	0.11%	0.61%	0.28%	0.41%
Commercial real estate	(0.00)	0.17	0.01	0.03	0.00	0.06	0.23
Home equity	(0.06)	0.07	(0.20)	(0.18)	(0.10)	(0.06)	(0.03)
Residential real estate	0.00	(0.00)	(0.02)	0.01	0.00	(0.00)	0.00
Premium finance receivables - property & casualty	0.20	0.16	0.20	0.59	0.24	0.19	0.30
Premium finance receivables - life insurance	0.00	—	0.00	—	0.00	0.00	(0.00)
Consumer and other	0.40	0.44	0.45	0.63	0.63	0.43	0.54
Total loans, net of unearned income	0.19%	0.11%	0.11%	0.13%	0.23%	0.14	0.24%

Loans at period end	$52,063,482	$51,041,679	$48,708,390	$48,055,037	$47,067,447
Allowance for loan losses as a percentage of loans at period end	0.74%	0.77%	0.78%	0.76%	0.77%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.87	0.90	0.92	0.91	0.93
PCD - Purchase Credit Deteriorated

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2025	2025	2025	2024	2024	2025	2024
Provision for loan losses - Other	$19,610	$26,607	$26,826	$19,852	$6,782	$73,043	$78,052
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	—	—	—	15,547	—	15,547
Provision for unfunded lending-related commitments losses - Other	2,160	(4,325)	(2,852)	(2,851)	17	(5,017)	(9,663)
Provision for held-to-maturity securities losses	(2)	(48)	(11)	(22)	(12)	(61)	132
Provision for credit losses	$21,768	$22,234	$23,963	$16,979	$22,334	$67,965	$84,068

Allowance for loan losses	$386,622	$391,654	$378,207	$364,017	$360,279
Allowance for unfunded lending-related commitments losses	67,569	65,409	69,734	72,586	75,435
Allowance for loan losses and unfunded lending-related commitments losses	454,191	457,063	447,941	436,603	435,714
Allowance for held-to-maturity securities losses	395	398	446	457	479
Allowance for credit losses	$454,586	$457,461	$448,387	$437,060	$436,193
PCD - Purchase Credit Deteriorated

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of September 30, 2025, June 30, 2025 and March 31, 2025.

	As of Sep 30, 2025			As of Jun 30, 2025			As of Mar 31, 2025
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial	$16,544,342	$189,476	1.15%	$16,387,431	$194,568	1.19%	$15,931,326	$201,183	1.26%
Commercial real estate:
Construction and development	2,658,153	78,765	2.96	2,529,117	75,936	3.00	2,448,881	71,388	2.92
Non-construction	10,961,054	151,712	1.38	10,762,893	148,422	1.38	10,466,020	138,622	1.32
Total commercial real estate	$13,619,207	$230,477	1.69%	$13,292,010	$224,358	1.69%	$12,914,901	$210,010	1.63%
Total commercial and commercial real estate	$30,163,549	$419,953	1.39%	$29,679,441	$418,926	1.41%	$28,846,227	$411,193	1.43%
Home equity	484,202	9,229	1.91	466,815	9,221	1.98	455,683	9,139	2.01
Residential real estate	4,143,870	12,013	0.29	3,948,782	11,455	0.29	3,685,159	10,652	0.29
Premium finance receivables
Property and casualty insurance	8,366,292	11,187	0.13	8,323,176	15,872	0.19	7,239,862	15,310	0.21
Life insurance	8,758,553	762	0.01	8,506,960	740	0.01	8,365,140	729	0.01
Consumer and other	147,016	1,047	0.71	116,505	849	0.73	116,319	918	0.79
Total loans, net of unearned income	$52,063,482	$454,191	0.87%	$51,041,679	$457,063	0.90%	$48,708,390	$447,941	0.92%

Total core loans (1)	$30,610,433	$408,780	1.34%	$29,928,663	$409,826	1.37%	$29,108,500	$397,664	1.37%
Total niche loans (1)	21,453,049	45,411	0.21	21,113,016	47,237	0.22	19,599,890	50,277	0.26
(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Loan Balances:
Commercial
Nonaccrual	$66,577	$80,877	$70,560	$73,490	$63,826
90+ days and still accruing	—	—	46	104	20
60-89 days past due	12,190	34,855	15,243	54,844	32,560
30-59 days past due	36,136	45,103	97,397	92,551	46,057
Current	16,429,439	16,226,596	15,748,080	15,353,562	15,105,230
Total commercial	$16,544,342	$16,387,431	$15,931,326	$15,574,551	$15,247,693
Commercial real estate
Nonaccrual	$28,202	$32,828	$26,187	$21,042	$42,071
90+ days and still accruing	—	—	—	—	225
60-89 days past due	14,119	11,257	6,995	10,521	13,439
30-59 days past due	83,055	51,173	83,653	30,766	48,346
Current	13,493,831	13,196,752	12,798,066	12,841,615	12,689,336
Total commercial real estate	$13,619,207	$13,292,010	$12,914,901	$12,903,944	$12,793,417
Home equity
Nonaccrual	$1,295	$1,780	$2,070	$1,117	$1,122
90+ days and still accruing	—	—	—	—	—
60-89 days past due	246	138	984	1,233	1,035
30-59 days past due	2,294	2,971	3,403	2,148	2,580
Current	480,367	461,926	449,226	440,530	422,306
Total home equity	$484,202	$466,815	$455,683	$445,028	$427,043
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$124,824	$134,067	$123,742	$156,756	$135,389
Nonaccrual	28,942	28,047	22,522	23,762	17,959
90+ days and still accruing	—	—	—	—	—
60-89 days past due	8,829	8,954	1,351	5,708	6,364
30-59 days past due	95	38	38,943	18,917	2,160
Current	3,981,180	3,777,676	3,498,601	3,407,622	3,226,166
Total residential real estate	$4,143,870	$3,948,782	$3,685,159	$3,612,765	$3,388,038
Premium finance receivables - property & casualty
Nonaccrual	$24,512	$30,404	$29,846	$28,797	$36,079
90+ days and still accruing	13,006	14,350	18,081	16,031	18,235
60-89 days past due	23,527	25,641	19,717	19,042	18,740
30-59 days past due	38,133	29,460	39,459	68,219	30,204
Current	8,267,114	8,223,321	7,132,759	7,139,953	7,028,423
Total Premium finance receivables - property & casualty	$8,366,292	$8,323,176	$7,239,862	$7,272,042	$7,131,681
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$—	$6,431	$—
90+ days and still accruing	—	327	2,962	—	—
60-89 days past due	34,016	11,202	10,587	72,963	10,902
30-59 days past due	34,506	34,403	29,924	36,405	74,432
Current	8,690,031	8,461,028	8,321,667	8,031,346	7,911,565
Total Premium finance receivables - life insurance	$8,758,553	$8,506,960	$8,365,140	$8,147,145	$7,996,899
Consumer and other
Nonaccrual	$38	$41	$18	$2	$2
90+ days and still accruing	60	184	98	47	148
60-89 days past due	49	61	162	59	22
30-59 days past due	159	175	542	882	264
Current	146,710	116,044	115,499	98,572	82,240
Total consumer and other	$147,016	$116,505	$116,319	$99,562	$82,676
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$124,824	$134,067	$123,742	$156,756	$135,389
Nonaccrual	149,566	173,977	151,203	154,641	161,059
90+ days and still accruing	13,066	14,861	21,187	16,182	18,628
60-89 days past due	92,976	92,108	55,039	164,370	83,062
30-59 days past due	194,378	163,323	293,321	249,888	204,043
Current	51,488,672	50,463,343	48,063,898	47,313,200	46,465,266
Total loans, net of unearned income	$52,063,482	$51,041,679	$48,708,390	$48,055,037	$47,067,447
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS (1)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$46	$104	$20
Commercial real estate	—	—	—	—	225
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	13,006	14,350	18,081	16,031	18,235
Premium finance receivables - life insurance	—	327	2,962	—	—
Consumer and other	60	184	98	47	148
Total loans past due greater than 90 days and still accruing	13,066	14,861	21,187	16,182	18,628
Non-accrual loans:
Commercial	66,577	80,877	70,560	73,490	63,826
Commercial real estate	28,202	32,828	26,187	21,042	42,071
Home equity	1,295	1,780	2,070	1,117	1,122
Residential real estate	28,942	28,047	22,522	23,762	17,959
Premium finance receivables - property & casualty	24,512	30,404	29,846	28,797	36,079
Premium finance receivables - life insurance	—	—	—	6,431	—
Consumer and other	38	41	18	2	2
Total non-accrual loans	149,566	173,977	151,203	154,641	161,059
Total non-performing loans:
Commercial	66,577	80,877	70,606	73,594	63,846
Commercial real estate	28,202	32,828	26,187	21,042	42,296
Home equity	1,295	1,780	2,070	1,117	1,122
Residential real estate	28,942	28,047	22,522	23,762	17,959
Premium finance receivables - property & casualty	37,518	44,754	47,927	44,828	54,314
Premium finance receivables - life insurance	—	327	2,962	6,431	—
Consumer and other	98	225	116	49	150
Total non-performing loans	$162,632	$188,838	$172,390	$170,823	$179,687
Other real estate owned	24,832	23,615	22,625	23,116	13,682
Total non-performing assets	$187,464	$212,453	$195,015	$193,939	$193,369
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.40%	0.49%	0.44%	0.47%	0.42%
Commercial real estate	0.21	0.25	0.20	0.16	0.33
Home equity	0.27	0.38	0.45	0.25	0.26
Residential real estate	0.70	0.71	0.61	0.66	0.53
Premium finance receivables - property & casualty	0.45	0.54	0.66	0.62	0.76
Premium finance receivables - life insurance	—	0.00	0.04	0.08	—
Consumer and other	0.07	0.19	0.10	0.05	0.18
Total loans, net of unearned income	0.31%	0.37%	0.35%	0.36%	0.38%
Total non-performing assets as a percentage of total assets	0.27%	0.31%	0.30%	0.30%	0.30%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	303.67%	262.71%	296.25%	282.33%	270.53%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2025	2025	2025	2024	2024	2025	2024

Balance at beginning of period	$188,838	$172,390	$170,823	$179,687	$174,251	$170,823	$139,030
Additions from becoming non-performing in the respective period	34,805	48,651	27,721	30,931	42,335	111,177	119,853
Additions from assets acquired in the respective period	—	—	—	—	189	—	189
Return to performing status	(3,399)	(6,896)	(1,207)	(1,108)	(362)	(11,502)	(1,764)
Payments received	(28,052)	(5,602)	(15,965)	(12,219)	(10,894)	(49,619)	(28,841)
Transfer to OREO or other assets	(348)	(2,247)	—	(17,897)	(3,680)	(2,595)	(12,006)
Charge-offs, net	(21,526)	(11,734)	(8,600)	(5,612)	(21,211)	(41,860)	(43,694)
Net change for premium finance receivables	(7,686)	(5,724)	(382)	(2,959)	(941)	(13,792)	6,920
Balance at end of period	$162,632	$188,838	$172,390	$170,823	$179,687	$162,632	$179,687

Other Real Estate Owned

	Three Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2025	2025	2025	2024	2024
Balance at beginning of period	$23,615	$22,625	$23,116	$13,682	$19,731
Disposals/resolved	—	—	—	(8,545)	(9,729)
Transfers in at fair value, less costs to sell	1,217	1,315	—	17,979	3,680
Fair value adjustments	—	(325)	(491)	—	—
Balance at end of period	$24,832	$23,615	$22,625	$23,116	$13,682

	Period End
(In thousands)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Balance by Property Type:	2025	2025	2025	2024	2024
Residential real estate	$—	$—	$—	$—	$—
Commercial real estate	24,832	23,615	22,625	23,116	13,682
Total	$24,832	$23,615	$22,625	$23,116	$13,682

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q3 2025 compared to Q2 2025		Q3 2025 compared to Q3 2024
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024	$ Change	% Change	$ Change	% Change
Brokerage	$4,426	$4,212	$4,757	$5,328	$6,139	$214	5%	$(1,713)	(28)%
Trust and asset management	32,762	32,609	29,285	33,447	31,085	153	0	1,677	5
Total wealth management	37,188	36,821	34,042	38,775	37,224	367	1	(36)	0
Mortgage banking	24,451	23,170	20,529	20,452	15,974	1,281	6	8,477	53
Service charges on deposit accounts	19,825	19,502	19,362	18,864	16,430	323	2	3,395	21
Gains (losses) on investment securities, net	2,972	650	3,196	(2,835)	3,189	2,322	NM	(217)	(7)
Fees from covered call options	5,619	5,624	3,446	2,305	988	(5)	0	4,631	NM
Trading gains (losses), net	172	151	(64)	(113)	(130)	21	14	302	NM
Operating lease income, net	15,466	15,166	15,287	15,327	15,335	300	2	131	1
Other:
Interest rate swap fees	3,909	3,010	2,269	3,360	2,914	899	30	995	34
BOLI	1,591	2,257	796	1,236	1,517	(666)	(30)	74	5
Administrative services	1,240	1,315	1,393	1,347	1,450	(75)	(6)	(210)	(14)
Foreign currency remeasurement (losses) gains	(416)	658	(183)	(682)	696	(1,074)	NM	(1,112)	NM
Changes in fair value on EBOs and loans held-for-investment	1,452	172	383	129	518	1,280	NM	934	NM
Early pay-offs of capital leases	519	400	768	514	532	119	30	(13)	(2)
Miscellaneous	16,839	15,193	15,410	14,772	16,510	1,646	11	329	2
Total Other	25,134	23,005	20,836	20,676	24,137	2,129	9	997	4
Total Non-Interest Income	$130,827	$124,089	$116,634	$113,451	$113,147	$6,738	5%	$17,680	16%

	Nine Months Ended		Q3 2025 compared to Q3 2024
	Sep 30,	Sep 30,
(Dollars in thousands)	2025	2024	$ Change	% Change
Brokerage	$13,395	$17,283	$(3,888)	(22)%
Trust and asset management	94,656	90,169	4,487	5
Total wealth management	108,051	107,452	599	1
Mortgage banking	68,150	72,761	(4,611)	(6)
Service charges on deposit accounts	58,689	46,787	11,902	25
Gains on investment securities, net	6,818	233	6,585	NM
Fees from covered call options	14,689	7,891	6,798	86
Trading gains, net	259	617	(358)	(58)
Operating lease income, net	45,919	43,383	2,536	6
Other:
Interest rate swap fees	9,188	9,134	54	1
BOLI	4,644	4,519	125	3
Administrative services	3,948	3,989	(41)	(1)
Foreign currency remeasurement gains (losses)	59	(620)	679	NM
Changes in fair value on EBOs and loans held-for-investment	2,007	683	1,324	NM
Early pay-offs of capital leases	1,687	1,355	332	25
Miscellaneous	47,442	76,690	(29,248)	(38)
Total Other	68,975	95,750	(26,775)	(28)
Total Non-Interest Income	$371,550	$374,874	$(3,324)	(1)%
NM - Not meaningful.
BOLI - Bank-owned life insurance.
EBO - Early buy-out.

TABLE 16: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Originations:
Retail originations	$505,793	$523,759	$348,468	$483,424	$527,408
Veterans First originations	137,600	157,787	111,985	176,914	239,369
Total originations for sale (A)	$643,393	$681,546	$460,453	$660,338	$766,777
Originations for investment	351,012	422,926	217,177	355,119	218,984
Total originations	$994,405	$1,104,472	$677,630	$1,015,457	$985,761
As a percentage of originations for sale:
Retail originations	79%	77%	76%	73%	69%
Veterans First originations	21	23	24	27	31
Purchases	77%	74%	77%	65%	72%
Refinances	23	26	23	35	28
Production Margin:
Production revenue (B) (1)	$15,388	$13,380	$9,941	$6,993	$13,113
Total originations for sale (A)	$643,393	$681,546	$460,453	$660,338	$766,777
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	307,932	163,664	197,297	103,946	272,072
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	163,664	197,297	103,946	272,072	222,738
Total mortgage production volume (C)	$787,661	$647,913	$553,804	$492,212	$816,111
Production margin (B / C)	1.95%	2.07%	1.80%	1.42%	1.61%
Mortgage Servicing:
Loans serviced for others (D)	$12,524,131	$12,470,924	$12,402,352	$12,400,913	$12,253,361
Mortgage Servicing Rights (“MSR”), at fair value (E)	190,938	193,061	196,307	203,788	186,308
Percentage of MSRs to loans serviced for others (E / D)	1.52%	1.55%	1.58%	1.64%	1.52%
Servicing income	$10,112	$10,520	$10,611	$10,731	$10,809
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$193,061	$196,307	$203,788	$186,308	$204,610
MSR - current period capitalization	5,829	6,336	4,669	10,010	6,357
MSR - collection of expected cash flows - paydowns	(1,554)	(1,516)	(1,590)	(1,463)	(1,598)
MSR - collection of expected cash flows - payoffs and repurchases	(4,050)	(4,100)	(3,046)	(4,315)	(5,730)
MSR - changes in fair value model assumptions	(2,348)	(3,966)	(7,514)	13,248	(17,331)
MSR Fair Value at end of period	$190,938	$193,061	$196,307	$203,788	$186,308
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$15,388	$13,380	$9,941	$6,993	$13,113
MSR - Current period capitalization	5,829	6,336	4,669	10,010	6,357
MSR - Collection of expected cash flows - paydowns	(1,554)	(1,516)	(1,590)	(1,463)	(1,598)
MSR - Collection of expected cash flows - pay offs	(4,050)	(4,100)	(3,046)	(4,315)	(5,730)
Servicing Income	10,112	10,520	10,611	10,731	10,809
Other Revenue	(345)	(79)	(172)	(51)	(67)
Total operational mortgage banking revenue	$25,380	$24,541	$20,413	$21,905	$22,884
Fair Value:
MSR - changes in fair value model assumptions	$(2,348)	$(3,966)	$(7,514)	$13,248	$(17,331)
Gain (loss) on derivative contract held as an economic hedge, net	265	2,535	4,897	(11,452)	6,892
Changes in FV on early buy-out loans guaranteed by US Govt (HFS)	1,154	60	2,733	(3,249)	3,529
Total fair value mortgage banking revenue	$(929)	$(1,371)	$116	$(1,453)	$(6,910)
Total mortgage banking revenue	$24,451	$23,170	$20,529	$20,452	$15,974
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2025	Sep 30, 2024
Originations:
Retail originations	$1,378,020	$1,403,306
Veterans First originations	407,372	561,270
Total originations for sale (A)	$1,785,392	$1,964,576
Originations for investment	991,115	663,561
Total originations	$2,776,507	$2,628,137
As a percentage of originations for sale:
Retail originations	77%	71%
Veterans First originations	23	29
Purchases	76%	78%
Refinances	24	22
Production Margin:
Production revenue (B) (1)	$38,709	$41,538
Total originations for sale (A)	$1,785,392	$1,964,576
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	307,932	272,072
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	103,946	119,624
Total mortgage production volume (C)	$1,989,378	$2,117,024
Production margin (B / C)	1.95%	1.96%
Mortgage Servicing:
Loans serviced for others (D)	$12,524,131	$12,253,361
MSRs, at fair value (E)	190,938	186,308
Percentage of MSRs to loans serviced for others (E / D)	1.52%	1.52%
Servicing income	$31,243	$31,893
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$203,788	$192,456
MSR - current period capitalization	16,834	19,959
MSR - collection of expected cash flows - paydowns	(4,660)	(4,546)
MSR - collection of expected cash flows - payoffs and repurchases	(11,196)	(12,702)
MSR - changes in fair value model assumptions	(13,828)	(8,859)
MSR Fair Value at end of period	$190,938	$186,308
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$38,709	$41,538
MSR - Current period capitalization	16,834	19,959
MSR - Collection of expected cash flows - paydowns	(4,660)	(4,546)
MSR - Collection of expected cash flows - pay offs	(11,196)	(12,702)
Servicing Income	31,243	31,893
Other Revenue	(596)	(46)
Total operational mortgage banking revenue	$70,334	$76,096
Fair Value:
MSR - changes in fair value model assumptions	$(13,828)	$(8,859)
Gain on derivative contract held as an economic hedge, net	7,697	3,543
Changes in FV on early buy-out loans guaranteed by US Govt (HFS)	3,947	1,981
Total fair value mortgage banking revenue	$(2,184)	$(3,335)
Total mortgage banking revenue	$68,150	$72,761
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q3 2025 compared to Q2 2025		Q3 2025 compared to Q3 2024
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$124,623	$123,174	$123,917	$120,969	$118,971	$1,449	1%	$5,652	5%
Commissions and incentive compensation	56,244	55,871	52,536	54,792	57,575	373	1	(1,331)	(2)
Benefits	38,801	40,496	35,073	36,372	34,715	(1,695)	(4)	4,086	12
Total salaries and employee benefits	219,668	219,541	211,526	212,133	211,261	127	0	8,407	4
Software and equipment	35,027	36,522	34,717	34,258	31,574	(1,495)	(4)	3,453	11
Operating lease equipment	10,409	10,757	10,471	10,263	10,518	(348)	(3)	(109)	(1)
Occupancy, net	20,809	20,228	20,778	20,597	19,945	581	3	864	4
Data processing	11,329	12,110	11,274	10,957	9,984	(781)	(6)	1,345	13
Advertising and marketing	19,027	18,761	12,272	13,097	18,239	266	1	788	4
Professional fees	7,465	9,243	9,044	11,334	9,783	(1,778)	(19)	(2,318)	(24)
Amortization of other acquisition-related intangible assets	5,196	5,580	5,618	5,773	4,042	(384)	(7)	1,154	29
FDIC insurance	11,418	10,971	10,926	10,640	10,512	447	4	906	9
OREO expense, net	262	505	643	397	(938)	(243)	(48)	1,200	NM
Other:
Lending expenses, net of deferred origination costs	6,169	4,869	5,866	6,448	4,995	1,300	27	1,174	24
Travel and entertainment	6,029	6,026	5,270	8,140	5,364	3	0	665	12
Miscellaneous	27,220	26,348	27,685	24,502	25,408	872	3	1,812	7
Total other	39,418	37,243	38,821	39,090	35,767	2,175	6	3,651	10
Total Non-Interest Expense	$380,028	$381,461	$366,090	$368,539	$360,687	$(1,433)	0%	$19,341	5%

	Nine Months Ended		Q3 2025 compared to Q3 2024
	Sep 30,	Sep 30,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits:
Salaries	$371,714	$345,003	$26,711	8%
Commissions and incentive compensation	164,651	160,727	3,924	2
Benefits	114,370	99,245	15,125	15
Total salaries and employee benefits	650,735	604,975	45,760	8
Software and equipment	106,266	88,536	17,730	20
Operating lease equipment	31,637	32,035	(398)	(1)
Occupancy, net	61,815	58,616	3,199	5
Data processing	34,713	28,779	5,934	21
Advertising and marketing	50,060	48,715	1,345	3
Professional fees	25,752	29,303	(3,551)	(12)
Amortization of other acquisition-related intangible assets	16,394	6,322	10,072	NM
FDIC insurance	33,315	30,322	2,993	10
FDIC insurance - special assessment	—	5,156	(5,156)	(100)
OREO expense, net	1,410	(805)	2,215	NM
Other:
Lending expenses, net of deferred origination costs	16,904	15,408	1,496	10
Travel and entertainment	17,325	15,301	2,024	13
Miscellaneous	81,253	71,522	9,731	14
Total other	115,482	102,231	13,251	13
Total Non-Interest Expense	$1,127,579	$1,034,185	$93,394	9%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis (“FTE”). In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2025	2025	2025	2024	2024	2025	2024
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$963,834	$920,908	$886,965	$913,501	$908,604	$2,771,707	$2,564,096
Taxable-equivalent adjustment:
- Loans	2,154	2,200	2,206	2,352	2,474	6,560	7,025
- Liquidity Management Assets	675	680	690	716	668	2,045	1,785
- Other Earning Assets	—	—	3	2	2	3	10
(B) Interest Income (non-GAAP)	$966,663	$923,788	$889,864	$916,571	$911,748	$2,780,315	$2,572,916
(C) Interest Expense (GAAP)	396,824	374,214	360,491	388,353	406,021	1,131,529	1,126,709
(D) Net Interest Income (GAAP) (A minus C)	567,010	546,694	526,474	525,148	502,583	1,640,178	1,437,387
(E) Net Interest Income (non-GAAP) (B minus C)	569,839	549,574	529,373	528,218	505,727	1,648,786	1,446,207
Net interest margin (GAAP)	3.48%	3.52%	3.54%	3.49%	3.49%	3.51%	3.52%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.50	3.54	3.56	3.51	3.51	3.53	3.54
(F) Non-interest income	$130,827	$124,089	$116,634	$113,451	$113,147	$371,550	$374,874
(G) Gains (losses) on investment securities, net	2,972	650	3,196	(2,835)	3,189	6,818	233
(H) Non-interest expense	380,028	381,461	366,090	368,539	360,687	1,127,579	1,034,185
Efficiency ratio (H/(D+F-G))	54.69%	56.92%	57.21%	57.46%	58.88%	56.24%	57.07%
Efficiency ratio (non-GAAP) (H/(E+F-G))	54.47	56.68	56.95	57.18	58.58	56.00	56.80

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2025	2025	2025	2024	2024	2025	2024
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$7,045,757	$7,225,696	$6,600,537	$6,344,297	$6,399,714
Less: Non-convertible preferred stock (GAAP)	(425,000)	(837,500)	(412,500)	(412,500)	(412,500)
Less: Acquisition-related intangible assets (GAAP)	(902,936)	(908,639)	(913,004)	(918,632)	(924,646)
(I) Total tangible common shareholders’ equity (non-GAAP)	$5,717,821	$5,479,557	$5,275,033	$5,013,165	$5,062,568
(J) Total assets (GAAP)	$69,629,638	$68,983,318	$65,870,066	$64,879,668	$63,788,424
Less: Intangible assets (GAAP)	(902,936)	(908,639)	(913,004)	(918,632)	(924,646)
(K) Total tangible assets (non-GAAP)	$68,726,702	$68,074,679	$64,957,062	$63,961,036	$62,863,778
Common equity to assets ratio (GAAP) (L/J)	9.5%	9.3%	9.4%	9.1%	9.4%
Tangible common equity ratio (non-GAAP) (I/K)	8.3	8.0	8.1	7.8	8.1

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$7,045,757	$7,225,696	$6,600,537	$6,344,297	$6,399,714
Less: Preferred stock	(425,000)	(837,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$6,620,757	$6,388,196	$6,188,037	$5,931,797	$5,987,214
(M) Actual common shares outstanding	66,961	66,938	66,919	66,495	66,482
Book value per common share (L/M)	$98.87	$95.43	$92.47	$89.21	$90.06
Tangible book value per common share (non-GAAP) (I/M)	85.39	81.86	78.83	75.39	76.15

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$188,913	$188,536	$182,048	$178,371	$163,010	$559,497	$488,710
Add: Acquisition-related intangible asset amortization	5,196	5,580	5,618	5,773	4,042	16,394	6,322
Less: Tax effect of acquisition-related intangible asset amortization	(1,403)	(1,495)	(1,421)	(1,547)	(1,087)	(4,328)	(1,682)
After-tax Acquisition-related intangible asset amortization	$3,793	$4,085	$4,197	$4,226	$2,955	$12,066	$4,640
(O) Tangible net income applicable to common shares (non-GAAP)	$192,706	$192,621	$186,245	$182,597	$165,965	$571,563	$493,350
Total average shareholders’ equity	$6,955,543	$6,862,040	$6,460,941	$6,418,403	$5,990,429	$6,761,319	$5,628,346
Less: Average preferred stock	(483,288)	(599,313)	(412,500)	(412,500)	(412,500)	(498,626)	(412,500)
(P) Total average common shareholders’ equity	$6,472,255	$6,262,727	$6,048,441	$6,005,903	$5,577,929	$6,262,693	$5,215,846
Less: Average acquisition-related intangible assets	(906,032)	(910,924)	(916,069)	(921,438)	(833,574)	(910,972)	(730,216)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$5,566,223	$5,351,803	$5,132,372	$5,084,465	$4,744,355	$5,351,721	$4,485,630
Return on average common equity, annualized (N/P)	11.58%	12.07%	12.21%	11.82%	11.63%	11.94%	12.52%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	13.74	14.44	14.72	14.29	13.92	14.28	14.69

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$296,041	$267,088	$253,055	$253,081	$232,709	$816,184	$694,008
Add: Provision for credit losses	21,768	22,234	23,963	16,979	22,334	67,965	84,068
Pre-tax income, excluding provision for credit losses (non-GAAP)	$317,809	$289,322	$277,018	$270,060	$255,043	$884,149	$778,076

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands, except per share data)	2025	2025	2025	2024	2024	2025	2024
Reconciliation of Non-GAAP Net Income per Common Share:
Net income	$216,254	$195,527	$189,039	$185,362	$170,001	$600,820	$509,683
Preferred stock dividends	13,295	6,991	6,991	6,991	6,991	27,277	20,973
Preferred stock redemption	14,046	—	—	—	—	14,046	—
(R) Net income applicable to common shares	$188,913	$188,536	$182,048	$178,371	$163,010	$559,497	$488,710
(S) Weighted average common shares outstanding	66,952	66,931	66,726	66,491	64,888	66,871	62,743
Dilutive potential common shares	1,028	888	923	1,233	1,053	945	934
(T) Average common shares and dilutive common shares	67,980	67,819	67,649	67,724	65,941	67,816	63,677
Net income per common share - Basic (R/S)	$2.82	$2.82	$2.73	$2.68	$2.51	$8.37	$7.79
Net income per common share - Diluted (R/T)	$2.78	$2.78	$2.69	$2.63	$2.47	$8.25	$7.67
Preferred stock series F excess one-time extended first dividend	$4,927	$—	$—	$—	$—	$4,927	$—
Preferred stock redemption	14,046	—	—	—	—	14,046	—
(U) Total non-recurring preferred stock offering impact (non-GAAP)	$18,973	$—	$—	$—	$—	$18,973	$—
Net income per common share - Basic (non-GAAP) (R+U)/S	$3.11	$2.82	$2.73	$2.68	$2.51	$8.65	$7.79
Net income per common share - Diluted (non-GAAP) (R+U)/T	$3.06	$2.78	$2.69	$2.63	$2.47	$8.53	$7.67

WINTRUST SUBSIDIARIES

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC) that operates bank retail locations in the greater Chicago, southern Wisconsin, west Michigan, northwest Indiana, and southwest Florida market areas. Its 16 community bank subsidiaries are: Barrington Bank & Trust Company, N.A., Beverly Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Lake Forest Bank & Trust Company, N.A., Libertyville Bank & Trust Company, N.A., Macatawa Bank, N.A., Northbrook Bank & Trust Company, N.A., Old Plank Trail Community Bank, N.A., Schaumburg Bank & Trust Company, N.A., St. Charles Bank & Trust Company, N.A., State Bank of The Lakes, N.A., Town Bank, N.A., Village Bank & Trust, N.A., Wheaton Bank & Trust Company, N.A., and Wintrust Bank, N.A.

Additionally, the Company operates various non-bank businesses:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States.
•Wintrust Investments, LLC provides a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2024 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;

•commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of tax legislation;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Tuesday, October 21, 2025 at 10:00 a.m. (CDT) regarding third quarter and year-to-date 2025 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated September 19, 2025 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2025 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.